Exhibit 5.1

                , 2012

Annie’s, Inc.

1610 Fifth Street

Berkeley, CA 94710

Re:	Registration Statement on Form S-1 (SEC File No. 333-178270)
Registration for Sale of (1) up to Shares of Common Stock; and (2)
Shares of Common Stock by selling stockholders

Ladies and Gentlemen:

We have acted as counsel for Annie’s, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-1 (File No. 333-178270) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with registration for (1) the public offering of up to                     shares (the “IPO Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and (2) the resale of an aggregate of              shares (the “Resale Shares”) of the Company’s Common Stock to be sold by the selling stockholders listed in the Prospectus. As used in this opinion letter, the term “Prospectus” refers to the Prospectus in the form first filed with the Commission following the Effective Time pursuant to Rule 424(b) of the rules and regulations under the Securities Act, and the term “Effective Time” means the date and the time as of which the Registration Statement is declared effective by the Commission.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of this opinion, we have examined the Registration Statement, the Company’s Certificate of Incorporation and Bylaws, each as amended to date, and the corporate actions of the Company that provides and provided for the issuance of the IPO Shares and Resale Shares, respectively, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a Fact Certificate from an officer of the Company.

We have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have not verified any of those assumptions.

Annie’s, Inc.

                    , 2012

Our opinions set forth below are limited to the Delaware General Corporation Law (the “DGCL”). We are not licensed to practice law in the State of Delaware. Our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction. The opinions set forth below are rendered as of the date of this letter. We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

Based upon and subject to the foregoing, it is our opinion that:

1. The IPO Shares have been duly authorized and when issued and paid for as described in the Registration Statement and Prospectus, will be, validly issued, fully paid and non-assessable, and

2. The Resale Shares are duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the related Prospectus. In giving our consent we do not thereby that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

K&L GATES LLP